Registration No.__________

      As filed with the Securities and Exchange Commission on June 29, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                                   ----------

                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


               Virginia                                   54-0493875
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)



          9950 Mayland Drive
          Richmond, Virginia                                 23233
 (Address of Principal Executive Offices)                  (Zip Code)

                                   ----------

           1997 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE PLAN
  FOR CARMAX GROUP EMPLOYEES, AS AMENDED AND RESTATED EFFECTIVE MARCH 1, 1999,
                                   AS AMENDED

                            (Full title of the plan)


                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)




CALCULATION OF REGISTRATION FEE:

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Title of Securities to   Amount to be           Proposed maximum       Proposed maximum        Amount of
be registered            registered (1)         offering price per     aggregate price per     Registration fee
                                                share (2)              share
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Circuit City Stores,            500,000                $5.6875               $2,843,750                $791
Inc.--CarMax Group
Common Stock, Par
Value $.50, With
Attached Rights to
Purchase Preferred
Stock, Series F, Par
value $20.00 (2)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------


(1) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Circuit City Stores, Inc.-- CarMax Group Common Stock in the consolidated reporting on June 25, 1999.


         The Securities covered by this Registration Statement will be sold to employees of the Company from time to time under the 1999 Circuit City Stores, Inc. Employee Stock Purchase Plan for CarMax Group Employees.

                                       2


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         Circuit City Stores, Inc. (the "Company"), hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Commission.

                  (a) the Company's Annual Report on Form 10-K (File No. 1-5767) for the fiscal year ended February 28, 1999, filed with the Commission on May 25, 1999;

                  (b) the Company's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on June 17, 1999;

                  (c) all other  reports filed with the  Commission  pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since February 28,1999 including the Current Report on Form 8-K, filed with the Commission on June 17, 1999;

                  (d) the description of the Company's Circuit City Group Common Stock and CarMax Group Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A filed with the Commission on January 31, 1997, July 8, 1997, April 28, 1998, and May 7, 1999, and as the same may be further amended after the date hereof (File No. 1-5767); and

                  (e) the description of the Rights to Purchase Preferred Stock, Series E, and the Rights to Purchase Preferred Stock, Series F, contained in the Registration Statement on Form 8-A filed with the Commission on April 28, 1998, as amended on Form 8-A/A filed with the Commission on May 7, 1999, and as the same may be amended after the date hereof (File No. 1-5767).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

                                       3


         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 9.  Exhibits.

         See Exhibit Index following signatures.


Item 10. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to any Registration Statement amended by these Post-Effective Amendments:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933 as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment and each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       4

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on June 28, 1999.

                                   CIRCUIT CITY STORES, INC.
                                   Registrant



                                   By:      /s/Michael T. Chalifoux
                                            Michael T. Chalifoux
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Corporate Secretary

                                       5


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                  Title                                     Date

*/s/ Richard L. Sharp              Chief Executive Officer                       June 28, 1999
 --------------------------
 Richard L. Sharp                  and Chairman of the Board

*/s/ Alan L. Wurtzel               Vice Chairman of the Board                    June 28, 1999
 --------------------------
 Alan L. Wurtzel                   and Director

/s/Michael T. Chalifoux            Executive Vice President,                     June 28, 1999
---------------------------
 Michael T. Chalifoux              Chief Financial Officer,
                                   Corporate Secretary and
                                   Director

*/s/ Richard N. Cooper             Director                                      June 28, 1999
 --------------------------
 Richard N. Cooper

*/s/ Barbara S. Feigin             Director                                      June 28, 1999
 --------------------------
 Barbara S. Feigin

*/s/ James F. Hardymon             Director                                      June 28, 1999
 --------------------------
 James F. Hardymon

*/s/ Robert S. Jepson, Jr.         Director                                      June 28, 1999
 --------------------------
 Robert S. Jepson, Jr.

*/s/ Hugh G. Robinson              Director                                      June 28, 1999
 --------------------------
 Hugh G. Robinson

*/s/ Walter J. Salmon              Director                                      June 28, 1999
 --------------------------
 Walter J. Salmon

*/s/ Mikael Salovaara              Director                                      June 28, 1999
---------------------------
 Mikael Salovaara

*/s/ John W. Snow                  Director                                      June 28, 1999
 --------------------------
 John W. Snow

*/s/ Edward Villanueva             Director                                      June 28, 1999
---------------------------
 Edward Villanueva

/s/Philip J. Dunn                  Senior Vice President,                        June 28, 1999
---------------------------
Phillip J. Dunn                    Treasurer, Corporate
                                   Controller and Chief
                                   Accounting Officer



*By:     /s/Michael T. Chalifoux
         Michael T. Chalifoux
         Attorney-In-Fact

                                  EXHIBIT INDEX

         Exhibit                    Document
         Number


               4.1 Registrant's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed with the Commission as Exhibit 3(I) to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 (File No. 1-5767), are expressly incorporated herein by this reference.

               4.2 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective April 28, 1998, filed with the
                              Commission as Exhibit 3(I)(a) to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 (File No. 1-5767), are expressly incorporated herein by this reference.

               4.3 Registrant's Bylaws, as amended and restated October 13, 1998, filed as Exhibit 3(II) to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 (File No. 1-5767), are expressly incorporated herein by this reference.

               4.4 First Amended and Restated Rights Agreement dated as of February 16, 1999 between Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to Registrant's Form 8-A/A filed May 7, 1999 (File No. 1-5767), is expressly incorporated herein by this reference.

               5 Opinion and Consent of McGuire, Woods, Battle & Boothe LLP, filed herewith.

               23.1           Consent of KPMG LLP, filed herewith.

               23.2 Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibit 5).

               24             Powers of Attorney, filed herewith.

               99.1 1997 Circuit City Stores, Inc. Employee Stock Purchase Plan for CarMax Group Employees, as amended and restated effective March 1, 1999, filed as Exhibit 99.1 to Registrant's Post-Effective Amendment to Form S-8 (Registration Statement No. 33-53185 et. al.), filed with the Commission on June 28, 1999, is incorporated herein by this reference.

               99.2           Amendment  to  1997  Circuit  City  Stores,   Inc.
                              Employee Stock Purchase Plan for CarMax Group Employees, as amended and restated, effective March 1, 1999, adopted June 15, 1999, filed herewith.